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                                              EXHIBIT 21
                                              ----------
                                    Subsidiaries of the Registrant
                                    ------------------------------
                                              EG&G, Inc.
                                              ----------

   As of March 17, 1994, the following is a list of the parent (Registrant) and its subsidiaries, together with their subsidiaries.  Except as noted, all voting securities of the listed subsidiaries are 100% beneficially owned by the Registrant or a subsidiary thereof.

                                       State or Country     Number
                                       of Incorporation     of
       Name of Company                 or Organization      Parent
       ---------------                 ---------------      ------
    1. EG&G, Inc.                      Massachusetts        N/A
    2. EG&G Alabama, Inc.              Alabama                1
    3. EG&G Astrophysics Research
           Corporation                 California             1
    4. EG&G (Australia) Pty. Ltd.      Australia             21
    5. EG&G Automotive Research, Inc.  Texas                 21
    6. EG&G Birtcher, Inc.             California            35
    7. EG&G Benelux B.V.               Netherlands           77  (77%)   1  (23%)
    8. EG&G Canada Limited             Canada                 1  (10%)  30 (43.5%) 39  (46.5%)
    9. EG&G Chandler Engineering
           Company                     Oklahoma               1
   10. EG&G Defense Materials, Inc.    Utah                   1
   11. EG&G Dynatrend, Inc.            Delaware               1
   12. EG&G E.C.                       Bahrain               21
   13. EG&G Energy Measurements, Inc.  Nevada                 1
   14. EG&G Environmental, Inc.        Delaware               1
   15. EG&G Exporters Ltd.             U.S. Virgin Islands   21
   16. EG&G Finland OY                 Finland               21
   17. EG&G Florida, Inc.              Florida                1
   18. EG&G Flow Technology, Inc.      Arizona                1
   19. EG&G Gamma Scientific,
           Incorporated                Delaware              21
   20. EG&G GmbH                       Germany               21
   21. EG&G Holdings, Inc.             Delaware               1 (79%)  29 (8%)  23 (6%)  75 (5%)  9   (2%)
   22. EG&G Idaho, Inc.                Idaho                 21
   23. EG&G Instruments, Inc.          Delaware              21
   24. EG&G Instruments, GmbH          Germany                1
   25. EG&G International Marine
           Services Ltd.               Hong Kong             24
   26. EG&G Investments, Inc.          Massachusetts          1
   27. EG&G International, Ltd.        Cayman Islands        21
   28. EG&G Japan, Inc.                Delaware              21
   29. EG&G Java Drive, Inc.           California             1
   30. EG&G Judson Infrared, Inc.      Pennsylvania           1
   31. EG&G KT Aerofab, Inc.           California            21
   32. EG&G Langley, Inc.              Virginia              17
   33. EG&G Ltd.                       United Kingdom        21 (80.9%)  3 (19.1%)
   34. EG&G Management Systems, Inc.   New Mexico             1
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   EG&G, Inc. Exhibit 21 Page 2


                                       State or Country     Number
                                       of Incorporation     of
       Name of Company                 or Organization      Parent
       ---------------                 ---------------      ------
   35. EG&G Metals, Inc.               Massachusetts          1
   36. EG&G Missouri Metal Shaping
           Company                     Missouri              21
   37. EG&G Mound Applied
           Technologies, Inc.          Ohio                   1
   38. EG&G Power Systems, Inc         California             1
   39. EG&G Pressure Science
           Incorporated                Maryland              21
   40. EG&G Rocky Flats, Inc.          Colorado               1
   41. EG&G S.A.                       France                21 (89.6%)  42 (10.4%)
   42. EG&G Sealol, Inc.               Delaware              21
   43. EG&G Sealol Eagle, Inc.         Delaware              42 (51%)
   44. EG&G Sealol (Sealol Egypt)      Egypt                 21 (22%)  27 (78%)
   45. EG&G, SpA                       Italy                 21
   46. EG&G Special Projects, Inc.     Nevada                 1
   47. EG&G Structural
           Kinematics, Inc.            Michigan               1
   48. EG&G Technical Services of
           West Virginia, Inc.         West Virginia         51
   49. Intentionally Left Blank
   50. EG&G Ventures, Inc.             Massachusetts          1
   51. EG&G Washington Analytical
           Services Center, Inc.       District of Columbia   1
   52. Antarctic Support
           Associates (Partnership)    Colorado               1 (40%)
   53. Asmuss-Sealol (NZ) Limited      New Zealand           21 (25%)
   54. B.A.I. GmbH                     Austria               60
   55. B.A.I. S.A.R.L.                 France                56 (71%)  41 (29%)
   56. Benelux Analytical
           Instruments S.A.            Belgium                1 (92.3%)
   57. Berthold A.G.                   Switzerland           60
   58. Berthold Analytical
           Instruments, Inc.           Delaware               1
   59. Berthold France S.A.            France                 1
   60. Berthold GmbH                   Germany                1
   61. Berthold Munchen GmbH           Germany               74 (60%)
   62. Berthold Systems, Inc.          Pennsylvania           1 (30%)
   63. Betron Scientific B.V.          Netherlands           60 (25%)
   64. Biozone Oy                      Finland               88
   65. Dilor SA                        France                41 (20%)
   66. Eagle EG&G Aerospace Co. Ltd.   Japan                  1 (49%)
   67. EC III, Inc.                    New Mexico             1 (50%)
   68. Frank Hill Associates, Inc.     California             1
   69. NOK EG&G Optoelectronics
           Corporation                 Japan                  1 (49%)
   70. Heimann Optoelectronics GmbH    Germany               74
   71. Intentionally Left Blank
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   EG&G, Inc. Exhibit 21 Page 3


                                       State or Country     Number
                                       of Incorporation     of
       Name of Company                 or Organization      Parent
       ---------------                 ---------------      ------
   72. Heimann Shenzhen
           Optoelectronics Co. Ltd.    China                 70 (60%)
   73. Idaho Applied Technologies
           Company                     Idaho                  1 (63%)
   74. Laboratorium Prof. Dr. Rudolf
           Berthold GmbH & Co          Germany               20 (58.0%)  24 (2.3%)  5 (39.7%)
   75. Reticon Corporation             California             1
   76. Reynolds Electrical &
           Engineering Co., Inc.       Texas                  1
   77. Rotron Incorporated             New York               1
   78. Pribori Oy                      Finland               88 (97%)
   79. Science Support Corporation     Delaware               1
   80. Sealol Hindustan Limited        India                 42 (20%)
   81. Sealol Kuwait K.S.C.            Kuwait                27 (49%)
   82. Sealol S.A.                     Venezuela             42
   83. Seiko EG&G Co. Ltd.             Japan                  1 (49%)
   84. Shanghai EG&G Reticon
           Optoelectronics Co. Ltd.    China                 75 (50%)
   85. Societe Civile Immobiliere      France                 1 (82.5%)  59 (17.5%)
   86. Vactec, Inc.                    Missouri               1
   87. WALLAC A/S                      Denmark               88
   88. WALLAC Oy                       Finland               16
   89. WALLAC, Inc.                    Maryland               1
   90. WALLAC Canada, Inc.             Canada                88
   91. WALLAC Norge AS                 Norway                88
   92. WALLAC Sverige AB               Sweden                88
   93. Wellesley B.V.                  Netherlands           95
   94. Westpart, Inc.                  Nevada                42
   95. Wickford N.V.                   Netherlands Antilles  27
   96. Worcester Ltd.                  Cayman Islands        27
   97. Wright Components, Inc.         New York              21
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